UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/12/2013

CLEARWATER PAPER CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34146

Delaware	20-3594554
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 West Riverside Ave., Suite 1100
Spokane, WA 99201
(Address of principal executive offices, including zip code)

509-344-5900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)        As announced on December 20, 2012, Robert P. DeVleming, Senior Vice President, President Consumer Products Division, announced his decision to retire during the first half of 2013. In connection with Mr. DeVleming's termination of employment, the Company entered into a letter agreement with him which provides that (a) Mr. DeVleming will provide transitional services to the Company as an employee through June 2013; (b) he will receive two times his annual salary, paid out in installments over the two (2) year period following his termination of employment ("Service Period"); (c) he will not compete with nor solicit employees or customers of the Company during the Service Period; and (d) he will provide services reasonably requested by the Company during the Service Period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARWATER PAPER CORPORATION

Date: February 14, 2013	By:	/s/ Michael S. Gadd
Michael S. Gadd
Corporate Secretary